Registration Statement No. 333-140279-01

This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended.

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this term sheet relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering, because those documents contain important information. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This term sheet is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this term sheet is preliminary and is subject to completion or change. The information in this term sheet, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this term sheet and any information contained in any prior similar term sheet relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this term sheet are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this term sheet may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this term sheet is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SoundView Home Loan Trust 2007-OPT3

$312,968,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

 Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet Date Prepared: June 18, 2007

$312,968,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2007-OPT3

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)	(Moody’s/S&P)	Distribution Date	Type
I-A-1	$270,532,000	Not Marketed Hereby		[Aaa/AAA]	August 2037	Fltg Rate Group I Senior
II-A-1	$87,668,000	1.00 / 1.00	1-20 / 1-20	[Aaa/AAA]	August 2037	Fltg Rate Group II Senior
II-A-2	$50,280,000	2.00 / 2.00	20-27 / 20-27	[Aaa/AAA]	August 2037	Fltg Rate Group II Senior
II-A-3	$47,425,000	3.41 / 3.41	27-72 / 27-72	[Aaa/AAA]	August 2037	Fltg Rate Group II Senior
II-A-4	$14,795,000	6.36 / 8.56	72-76 / 72-172	[Aaa/AAA]	August 2037	Fltg Rate Group II Senior
M-1	$22,800,000	4.77 / 5.27	46-76 / 46-155	[Aa1/AA+]	August 2037	Fltg Rate Subordinate
M-2	$19,500,000	4.62 / 5.10	43-76 / 43-143	[Aa2/AA]	August 2037	Fltg Rate Subordinate
M-3	$11,400,000	4.56 / 5.01	42-76 /42-136	[Aa3/AA-]	August 2037	Fltg Rate Subordinate
M-4	$10,800,000	4.52 / 4.96	41-76 /41-131	[A1/A+]	August 2037	Fltg Rate Subordinate
M-5	$10,200,000	4.48 / 4.90	40-76 / 40-125	[A2/A]	August 2037	Fltg Rate Subordinate
M-6	$9,600,000	4.46 / 4.85	39-76 / 39-119	[A3/A-]	August 2037	Fltg Rate Subordinate
M-7	$9,000,000	4.45 / 4.79	39-76 / 39-113	[Baa1/BBB+]	August 2037	Fltg Rate Subordinate
M-8	$7,200,000	4.42 / 4.71	38-76 / 38-105	[Baa2/BBB]	August 2037	Fltg Rate Subordinate
M-9	$6,300,000	4.42 / 4.64	38-76 / 38-98	[Baa3/BBB-]	August 2037	Fltg Rate Subordinate
M-10	$6,000,000	4.40 / 4.52	37-76 / 37-89	[Ba1/BB+]	August 2037	Fltg Rate Subordinate
Total:	$583,500,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to call.  The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:	Financial Asset Securities Corp.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Custodian, Trustee and Swap
Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD

Basis Risk Cap Provider:	TBD

Interest Rate Cap Provider:	TBD

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.”  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are collectively referred to herein as the “Subordinate Certificates.”  The Senior Certificates and the Subordinate Certificates (other than the Class M-10 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.”  The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	July 1, 2007.

Expected Pricing Date:	On or about the week of June 20, 2007.

Expected Closing Date:	On or about July 10, 2007.

Expected Settlement Date:	On or about July 10, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in August 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

	FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $600,000,000, of which: (i) approximately $344,846,176 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $255,153,824 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the Servicing Fee Rate.

Adjusted Net Maximum
Mortgage Rate:	The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the Servicing Fee Rate.

Net WAC Rate:
The “Net WAC Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap:
The “Maximum Cap Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:
The “Net WAC Rate Carryover Amount” for any Class of Certificates and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Certificates will have the benefit of payments received under the Swap Agreement and the Interest Rate Cap Agreement, if any.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in February 2008 and ending with the Distribution Date in July 2013, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.500% per annum, (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.   Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date.  Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full.  In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein.  On each Distribution Date, commencing on May 2009, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Interest Rate Cap Agreement will terminate following the Distribution Date in July 2012.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates.  On each Distribution Date commencing on September 2007, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Basis Risk Cap Agreement will terminate following the Distribution Date in January 2008.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates.  On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 2.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 5.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and

(ii) the later to occur of
(x) the Distribution Date occurring in August 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 43.10%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [37.10]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
August 2009 – July 2010	[1.60]% for August 2009, plus 1/12 of [2.05]% thereafter
August 2010 – July 2011	[3.65]% for August 2010, plus 1/12 of [2.10]% thereafter
August 2011 – July 2012	[5.75]% for August 2011, plus 1/12 of [1.70]% thereafter
August 2012 – July 2013	[7.45]% for August 2012, plus 1/12 of [0.95]% thereafter
August 2013 – July 2014	[8.40]% for August 2013, plus 1/12 of [0.10]% thereafter
August 2014 and thereafter	[8.50]%

Expected Credit Support
Percentages:
	Rating (M/S)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA]	21.55%	43.10%
Class M-1	[Aa1/AA+]	17.75%	35.50%
Class M-2	[Aa2/AA]	14.50%	29.00%
Class M-3	[Aa3/AA-]	12.60%	25.20%
Class M-4	[A1/A+]	10.80%	21.60%
Class M-5	[A2/A]	9.10%	18.20%
Class M-6	[A3/A-]	7.50%	15.00%
Class M-7	[Baa1/BBB+]	6.00%	12.00%
Class M-8	[Baa2/BBB]	4.80%	9.60%
Class M-9	[Baa3/BBB-]	3.75%	7.50%
Class M-10	[Ba1/BB+]	2.75%	5.50%

Realized Losses:                          If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Priority of Distributions:           Available funds from the Mortgage Loans will be distributed as follows:

1)   Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, as applicable, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, and thirteenth, monthly interest to the Class M-10 Certificates.

2)   Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown".

3)  Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)  From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)   Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata based on remaining Net Wac Carryover Amount and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement and the Interest Rate Cap Agreement.

6)   Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:                  Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of each such class has been reduced to zero.  In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)     Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates and x) the Class M-10 Certificates.

2)     On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least  56.90% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 64.50% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 71.00% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 74.80% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 78.40% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 81.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 85.00% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 88.00% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 90.40% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 92.50% credit enhancement, and eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 94.50% credit enhancement (subject, in each case, to the overcollateralization floor).

Swap Account:                             On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)     to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)   to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, following the distribution of Excess Cashflow, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)     to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)    to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)   to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)   to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)    an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Interest Rate Cap
Account:                                        Funds deposited into the Interest Rate Cap Account on a Distribution Date will include:

(i)   the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow and withdrawals from the Swap Account, funds will be deposited into the Interest Rate Cap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Interest Rate Cap Account as follows:

(i)           to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)         to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)        to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)        to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)        an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$600,000,000	$49,980	$1,573,922
Average Scheduled Principal Balance	$263,158
Number of Mortgage Loans	2,280

Weighted Average Gross Coupon	8.641%	5.600%	12.700%
Weighted Average FICO Score	616	510	814
Weighted Average Combined Original LTV	79.95%	17.24%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	79.99%	17.24%	100.00%
Weighted Average Debt-to-Income	42.90%	1.99%	59.37%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	178 months	360 months
Weighted Average Seasoning	1 months	0 months	3 months

Weighted Average Gross Margin	6.083%	2.750%	9.650%
Weighted Average Minimum Interest Rate	6.128%	2.750%	10.990%
Weighted Average Maximum Interest Rate	14.701%	9.406%	18.700%
Weighted Average Initial Rate Cap	1.530%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.490%	1.000%	1.500%
Weighted Average Months to Roll	27 months	21 months	59 months

Maturity Date		May 1 2022	Jul 1 2037
Maximum Zip Code Concentration	0.39%	92335

ARM	79.11%
Fixed Rate	20.89%

2/13 6 MO LIBOR	0.07%
2/28 6 MO LIBOR	29.01%
2/28 6 MO LIBOR 40/30 Balloon	17.45%
2/28 6 MO LIBOR 50/30 Balloon	20.85%
2/28 6 MO LIBOR IO	1.09%
3/27 6 MO LIBOR	1.51%
3/27 6 MO LIBOR 40/30 Balloon	0.76%
3/27 6 MO LIBOR 50/30 Balloon	1.21%
3/27 6 MO LIBOR IO	0.18%
5/25 6 MO LIBOR	1.87%
5/25 6 MO LIBOR 40/30 Balloon	1.79%
5/25 6 MO LIBOR 50/30 Balloon	3.17%
5/25 6 MO LIBOR IO	0.15%
Fixed Rate 15 Yr	0.32%
Fixed Rate 20 Yr	0.06%
Fixed Rate 30 Yr	12.49%
Fixed Rate 30 Yr IO	0.26%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 40/30 Balloon	4.13%
Fixed Rate 40/30 Balloon Rate Reduction	0.02%
Fixed Rate 50/30 Balloon	3.56%

Interest Only	1.68%
Not Interest Only	98.32%

Prepay Penalty: 0 months	26.89%
Prepay Penalty: 12 months	8.89%
Prepay Penalty: 24 months	42.72%
Prepay Penalty: 30 months	0.31%
Prepay Penalty: 36 months	21.18%

First Lien	100.00%

Business Bank Statements	7.39%
Full Documentation	58.17%
Lite Documentation	0.40%
No Documentation	1.54%
Stated Income Documentation	32.50%

Cash Out Refinance	69.18%
Purchase	20.07%
Rate/Term Refinance	10.75%

2-4 Units Attached	2.47%
2-4 Units Detached	8.20%
Condo Conversion Attached	0.18%
Condo High-Rise Attached	0.84%
Condo Low-Rise Attached	3.16%
PUD Attached	0.76%
PUD Detached	10.99%
Single Family Attached	1.18%
Single Family Detached	72.22%

Non-owner	8.72%
Primary	88.74%
Second Home	2.54%

Top 5 States:
California	26.99%
New York	10.40%
Florida	10.02%
Massachusetts	5.13%
New Jersey	4.91%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	4	199,950.57	0.03%	10.794	359	56.74	626
50,000.01 - 100,000.00	224	17,662,966.11	2.94%	10.650	357	78.81	619
100,000.01 - 150,000.00	419	52,605,945.35	8.77%	9.644	357	79.15	604
150,000.01 - 200,000.00	400	69,955,181.65	11.66%	8.934	358	79.06	608
200,000.01 - 250,000.00	321	72,196,859.27	12.03%	8.729	358	80.38	608
250,000.01 - 300,000.00	217	59,525,500.72	9.92%	8.518	358	79.23	615
300,000.01 - 350,000.00	185	59,981,209.56	10.00%	8.384	359	80.12	616
350,000.01 - 400,000.00	136	50,645,166.06	8.44%	8.361	359	80.19	616
400,000.01 - 450,000.00	99	41,962,629.17	6.99%	8.474	355	80.76	613
450,000.01 - 500,000.00	61	29,032,400.36	4.84%	8.146	359	80.72	621
500,000.01 - 550,000.00	56	29,441,856.18	4.91%	8.395	359	83.27	632
550,000.01 - 600,000.00	38	21,932,210.96	3.66%	8.235	359	83.62	633
600,000.01 - 650,000.00	31	19,438,307.29	3.24%	8.035	359	81.31	621
650,000.01 - 700,000.00	22	14,849,483.61	2.47%	8.169	359	82.10	635
700,000.01 - 750,000.00	19	13,879,569.64	2.31%	8.523	359	78.52	619
750,000.01 - 800,000.00	8	6,150,624.98	1.03%	8.836	358	84.97	642
800,000.01 - 850,000.00	7	5,815,462.21	0.97%	8.154	359	82.18	617
850,000.01 - 900,000.00	7	6,174,940.04	1.03%	8.419	359	77.74	644
900,000.01 - 950,000.00	6	5,611,020.20	0.94%	8.636	359	74.53	614
950,000.01 - 1,000,000.00	6	5,913,818.88	0.99%	7.906	359	78.98	606
1,000,000.01+	14	17,024,897.19	2.84%	7.863	359	71.22	637
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	16	7,357,030.71	1.23%	5.760	359	77.88	651
6.000 - 6.499	47	16,361,206.32	2.73%	6.333	355	75.87	649
6.500 - 6.999	133	46,772,632.82	7.80%	6.792	357	78.05	633
7.000 - 7.499	166	58,628,538.03	9.77%	7.247	359	76.83	625
7.500 - 7.999	259	82,975,822.77	13.83%	7.791	357	78.19	623
8.000 - 8.499	251	73,590,344.44	12.27%	8.238	358	79.68	614
8.500 - 8.999	329	90,313,547.28	15.05%	8.735	359	80.03	608
9.000 - 9.499	249	63,715,993.80	10.62%	9.245	357	79.95	608
9.500 - 9.999	291	67,916,678.77	11.32%	9.733	358	82.90	610
10.000 -10.499	158	32,260,038.36	5.38%	10.231	359	82.88	603
10.500 -10.999	146	27,731,340.57	4.62%	10.760	359	82.81	607
11.000 -11.499	82	13,343,307.02	2.22%	11.217	359	82.87	608
11.500 -11.999	95	12,592,474.59	2.10%	11.728	359	85.65	616
12.000 -12.499	53	5,929,972.96	0.99%	12.168	358	83.74	617
12.500 -12.999	5	511,071.56	0.09%	12.583	359	90.00	669
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	4	890,393.11	0.15%	8.534	359	74.54	516
521 - 540	12	2,733,107.32	0.46%	9.373	359	75.49	540
541 - 560	192	45,209,086.20	7.53%	9.289	358	77.84	550
561 - 580	349	90,699,103.73	15.12%	9.028	358	77.98	570
581 - 600	390	90,364,792.96	15.06%	8.773	358	78.37	590
601 - 620	402	105,421,315.78	17.57%	8.605	358	80.99	610
621 - 640	365	98,869,017.24	16.48%	8.401	358	81.33	630
641 - 660	283	76,079,881.08	12.68%	8.317	357	80.35	649
661 - 680	135	44,583,017.20	7.43%	8.223	358	80.10	670
681 - 700	72	21,203,831.82	3.53%	8.498	359	83.79	690
701 - 760	63	19,327,250.92	3.22%	8.556	359	84.16	721
761+	13	4,619,202.64	0.77%	8.069	350	77.46	785
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	50	10,364,107.30	1.73%	8.024	354	42.78	611
50.00- 54.99	39	8,112,767.49	1.35%	8.364	359	52.20	612
55.00- 59.99	49	12,838,777.41	2.14%	8.671	357	57.55	616
60.00- 64.99	90	22,080,855.37	3.68%	8.088	359	62.80	608
65.00- 69.99	120	32,256,547.87	5.38%	8.264	359	67.33	605
70.00- 74.99	176	48,726,368.35	8.12%	8.231	358	71.80	605
75.00- 79.99	242	69,549,964.62	11.59%	8.319	358	76.64	611
80.00	430	114,126,536.18	19.02%	8.501	357	80.00	616
80.01- 84.99	96	25,449,432.10	4.24%	8.482	359	83.48	610
85.00- 89.99	357	93,171,641.92	15.53%	8.797	358	86.02	620
90.00	621	161,267,674.79	26.88%	9.136	359	90.00	626
90.01- 94.99	5	1,172,071.86	0.20%	8.595	359	92.71	592
95.00- 99.99	4	793,281.66	0.13%	9.259	359	97.88	595
100.00	1	89,973.08	0.01%	11.800	359	100.00	562
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	50	10,364,107.30	1.73%	8.024	354	42.78	611
50.00- 54.99	37	7,791,847.41	1.30%	8.346	359	52.24	612
55.00- 59.99	48	12,105,214.51	2.02%	8.503	357	57.45	620
60.00- 64.99	91	22,221,775.45	3.70%	8.089	359	62.73	607
65.00- 69.99	120	32,256,547.87	5.38%	8.264	359	67.33	605
70.00- 74.99	177	48,906,368.35	8.15%	8.235	358	71.72	605
75.00- 79.99	241	69,463,739.57	11.58%	8.315	358	76.64	611
80.00	431	114,860,099.08	19.14%	8.520	357	79.87	615
80.01- 84.99	96	25,449,432.10	4.24%	8.482	359	83.48	610
85.00- 89.99	357	92,867,099.44	15.48%	8.788	358	86.01	620
90.00	622	161,658,442.32	26.94%	9.142	359	89.99	626
90.01- 94.99	5	1,172,071.86	0.20%	8.595	359	92.71	592
95.00- 99.99	4	793,281.66	0.13%	9.259	359	97.88	595
100.00	1	89,973.08	0.01%	11.800	359	100.00	562
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	12	2,383,493.28	0.40%	8.055	179	74.94	638
240	2	349,784.37	0.06%	7.935	238	76.99	630
360	2,266	597,266,722.35	99.54%	8.644	359	79.97	616
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	12	2,383,493.28	0.40%	8.055	179	74.94	638
181-240	2	349,784.37	0.06%	7.935	238	76.99	630
301-360	2,266	597,266,722.35	99.54%	8.644	359	79.97	616
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	76	16,559,560.80	2.76%	9.007	357	79.70	614
20.01 -25.00	80	16,988,271.62	2.83%	8.792	358	75.42	610
25.01 -30.00	134	27,722,910.67	4.62%	8.774	359	78.36	610
30.01 -35.00	189	42,568,845.51	7.09%	8.619	357	78.02	616
35.01 -40.00	333	74,832,681.42	12.47%	8.771	358	79.82	619
40.01 -45.00	436	113,223,603.50	18.87%	8.711	358	79.86	616
45.01 -50.00	587	167,870,304.55	27.98%	8.710	358	79.78	617
50.01 -55.00	347	111,234,959.98	18.54%	8.241	358	81.97	613
55.01 -60.00	44	13,762,508.28	2.29%	8.433	359	84.58	603
None	54	15,236,353.67	2.54%	9.088	359	77.78	657
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,721	474,646,727.70	79.11%	8.711	359	80.51	617
Fixed Rate	559	125,353,272.30	20.89%	8.375	356	77.84	613
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	1	434,727.70	0.07%	7.890	179	80.00	641
2/28 6 MO LIBOR	799	174,055,632.49	29.01%	9.332	359	80.52	620
2/28 6 MO LIBOR 40/30 Balloon	344	104,708,526.11	17.45%	8.712	359	79.69	604
2/28 6 MO LIBOR 50/30 Balloon	339	125,072,464.54	20.85%	8.152	359	81.95	618
2/28 6 MO LIBOR IO	18	6,520,879.00	1.09%	7.644	359	73.94	640
3/27 6 MO LIBOR	37	9,077,476.15	1.51%	9.007	359	77.85	603
3/27 6 MO LIBOR 40/30 Balloon	14	4,536,095.75	0.76%	8.850	359	81.29	635
3/27 6 MO LIBOR 50/30 Balloon	23	7,255,132.44	1.21%	8.155	359	82.50	626
3/27 6 MO LIBOR IO	2	1,065,250.00	0.18%	8.267	359	87.39	694
5/25 6 MO LIBOR	49	11,223,530.96	1.87%	8.606	359	78.38	635
5/25 6 MO LIBOR 40/30 Balloon	38	10,741,241.90	1.79%	7.937	358	77.22	628
5/25 6 MO LIBOR 50/30 Balloon	53	19,043,270.66	3.17%	7.673	359	81.45	629
5/25 6 MO LIBOR IO	4	912,500.00	0.15%	8.268	358	64.91	650
Fixed Rate 15 Yr	11	1,948,765.58	0.32%	8.092	179	73.81	637
Fixed Rate 20 Yr	2	349,784.37	0.06%	7.935	238	76.99	630
Fixed Rate 30 Yr	376	74,914,930.30	12.49%	8.645	359	77.74	611
Fixed Rate 30 Yr IO	5	1,573,350.00	0.26%	6.587	359	70.17	664
Fixed Rate 30 Yr Rate Reduction	2	309,428.79	0.05%	9.002	359	70.87	590
Fixed Rate 40/30 Balloon	90	24,757,082.24	4.13%	8.301	359	76.82	595
Fixed Rate 40/30 Balloon Rate Reduction	1	143,966.87	0.02%	8.750	359	90.00	651
Fixed Rate 50/30 Balloon	72	21,355,964.15	3.56%	7.667	359	80.36	632
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,251	589,928,021.00	98.32%	8.659	358	80.05	616
I/O Term: 60 months	14	4,331,089.00	0.72%	7.430	359	79.12	645
I/O Term: 120 months	15	5,740,890.00	0.96%	7.730	359	70.06	654
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	598	161,367,506.99	26.89%	9.068	358	79.58	617
Prepay Penalty: 12 months	144	53,349,986.32	8.89%	8.638	359	76.83	624
Prepay Penalty: 24 months	1,000	256,328,903.62	42.72%	8.627	358	81.14	613
Prepay Penalty: 30 months	8	1,884,370.37	0.31%	8.846	359	82.18	610
Prepay Penalty: 36 months	530	127,069,232.70	21.18%	8.126	357	79.31	619
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,280	600,000,000.00	100.00%	8.641	358	79.95	616
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	134	44,313,338.98	7.39%	8.770	357	81.44	608
Full Documentation	1,445	349,011,845.99	58.17%	8.317	358	80.64	606
Lite Documentation	10	2,423,381.10	0.40%	9.653	359	82.36	630
No Documentation	30	9,227,303.67	1.54%	8.915	359	78.89	700
Stated Income Documentation	661	195,024,130.26	32.50%	9.167	358	78.40	632
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,521	415,092,051.66	69.18%	8.505	358	78.17	613
Purchase	497	120,435,094.81	20.07%	9.161	358	84.66	630
Rate/Term Refinance	262	64,472,853.53	10.75%	8.545	359	82.65	613
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	42	14,816,232.98	2.47%	8.800	359	77.43	628
2-4 Units Detached	157	49,192,803.28	8.20%	8.955	359	79.89	636
Condo Conversion Attached	5	1,077,589.64	0.18%	10.087	359	83.46	631
Condo High-Rise Attached	13	5,017,321.65	0.84%	8.423	359	79.72	656
Condo Low-Rise Attached	73	18,970,126.81	3.16%	8.743	359	78.66	627
PUD Attached	22	4,544,614.04	0.76%	8.452	359	79.62	608
PUD Detached	214	65,960,338.07	10.99%	8.482	356	81.04	613
Single Family Attached	40	7,082,102.09	1.18%	8.641	359	76.95	609
Single Family Detached	1,714	433,338,871.44	72.22%	8.621	358	79.98	613
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	283	52,300,306.05	8.72%	10.130	359	82.04	647
Primary	1,947	532,455,599.91	88.74%	8.494	358	79.88	613
Second Home	50	15,244,094.04	2.54%	8.674	359	75.22	642
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	143	35,863,066.54	5.98%	8.889	358	76.53	595
AA	258	68,816,050.35	11.47%	8.963	358	80.65	594
AA+	1,748	467,661,805.15	77.94%	8.510	358	80.44	623
B	84	19,177,444.18	3.20%	9.610	359	76.13	589
C	36	6,401,244.32	1.07%	9.783	359	72.98	586
CC	11	2,080,389.46	0.35%	10.721	359	62.49	587
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	17	2,700,839.74	0.45%	9.746	359	86.67	609
Alaska	1	215,968.35	0.04%	10.250	359	90.00	624
Arizona	46	12,860,525.16	2.14%	8.310	359	76.51	618
Arkansas	6	814,015.90	0.14%	10.333	359	85.76	593
California	412	161,957,235.67	26.99%	8.000	358	79.57	619
Colorado	53	15,099,476.69	2.52%	8.706	359	85.32	623
Connecticut	56	14,500,511.06	2.42%	8.664	359	78.95	617
Delaware	6	1,582,184.27	0.26%	8.968	359	79.16	602
District of Columbia	5	1,448,584.75	0.24%	8.778	359	72.90	609
Florida	268	60,121,278.36	10.02%	8.650	359	78.28	611
Georgia	65	12,523,544.58	2.09%	9.484	359	83.59	616
Hawaii	28	12,085,534.88	2.01%	7.814	356	80.41	618
Idaho	10	2,253,925.09	0.38%	8.992	359	84.20	652
Illinois	55	10,340,828.29	1.72%	9.298	359	82.70	608
Indiana	42	4,866,223.73	0.81%	10.433	355	85.51	621
Iowa	5	486,167.80	0.08%	10.093	359	83.82	619
Kansas	2	340,040.42	0.06%	8.510	358	82.36	656
Kentucky	12	1,605,986.68	0.27%	9.923	359	89.56	598
Louisiana	22	4,643,913.68	0.77%	9.680	359	82.36	615
Maine	17	4,786,899.68	0.80%	9.225	352	75.17	603
Maryland	63	16,015,385.56	2.67%	8.283	358	77.98	602
Massachusetts	107	30,796,994.27	5.13%	8.622	359	79.19	618
Michigan	63	8,782,507.98	1.46%	10.065	359	84.88	610
Minnesota	12	2,302,703.01	0.38%	9.117	359	81.65	614
Mississippi	3	475,049.55	0.08%	9.747	359	90.00	574
Missouri	20	2,561,841.16	0.43%	10.326	359	86.93	616
Montana	5	993,617.37	0.17%	9.163	359	84.78	634
Nebraska	1	97,950.25	0.02%	9.350	359	89.99	644
Nevada	35	9,645,715.70	1.61%	8.106	355	77.81	608
New Hampshire	21	4,519,959.69	0.75%	9.409	359	82.53	625
New Jersey	96	29,489,477.39	4.91%	9.360	359	80.54	611
New York	157	62,422,193.20	10.40%	8.461	359	77.07	630
North Carolina	44	7,774,926.77	1.30%	9.465	359	83.70	619
Ohio	48	5,511,270.73	0.92%	10.443	357	85.71	618
Oklahoma	11	1,488,790.22	0.25%	10.542	359	85.61	615
Oregon	30	7,903,397.22	1.32%	8.669	359	82.68	624
Pennsylvania	71	11,822,605.70	1.97%	8.917	359	79.73	605
Rhode Island	4	1,163,753.23	0.19%	8.930	359	78.65	635
South Carolina	15	3,360,441.27	0.56%	9.725	359	83.67	612
South Dakota	3	432,339.60	0.07%	9.307	359	87.84	625
Tennessee	33	4,774,580.61	0.80%	9.032	359	80.16	601
Texas	140	23,760,196.87	3.96%	9.297	347	81.00	605
Utah	19	4,601,020.85	0.77%	8.659	359	83.67	623
Vermont	4	731,553.99	0.12%	9.427	359	78.78	657
Virginia	61	13,319,627.11	2.22%	9.105	359	78.00	602
Washington	57	14,676,907.80	2.45%	8.500	359	80.66	617
Wisconsin	29	5,341,508.12	0.89%	9.305	359	84.60	609
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,274	597,919,498.95	99.65%	8.633	358	79.98	617
Silent 2nd	6	2,080,501.05	0.35%	10.884	359	70.29	565
Total	2,280	600,000,000.00	100.00%	8.641	358	79.95	616

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	319,369.46	0.07%	6.750	359	90.00	705
4.000 - 4.499	1	62,975.56	0.01%	12.150	359	89.99	672
4.500 - 4.999	3	372,020.30	0.08%	9.700	358	83.96	598
5.000 - 5.499	44	8,145,127.12	1.72%	8.990	359	82.82	607
5.500 - 5.999	30	10,990,911.41	2.32%	6.804	359	76.83	651
6.000 - 6.499	1,527	423,155,833.78	89.15%	8.719	359	80.85	618
6.500 - 6.999	65	18,438,947.14	3.88%	9.109	359	76.35	597
7.000 - 7.499	38	10,116,770.93	2.13%	9.300	359	75.58	602
7.500 - 7.999	7	1,816,350.00	0.38%	9.282	358	81.16	597
8.000 - 8.499	3	953,572.00	0.20%	9.263	359	76.18	598
8.500 - 8.999	1	112,500.00	0.02%	10.990	359	75.00	578
9.500 - 9.999	1	162,350.00	0.03%	10.650	358	85.00	670
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	319,369.46	0.07%	6.750	359	90.00	705
4.000 - 4.499	1	62,975.56	0.01%	12.150	359	89.99	672
4.500 - 4.999	3	372,020.30	0.08%	9.700	358	83.96	598
5.000 - 5.499	44	8,145,127.12	1.72%	8.990	359	82.82	607
5.500 - 5.999	29	10,374,911.41	2.19%	6.816	359	76.96	653
6.000 - 6.499	1,514	419,730,487.61	88.43%	8.722	359	80.88	618
6.500 - 6.999	60	16,420,947.14	3.46%	9.081	359	75.59	594
7.000 - 7.499	29	8,431,883.37	1.78%	9.219	359	75.72	601
7.500 - 7.999	4	1,387,000.00	0.29%	8.216	358	82.44	638
8.000 - 8.499	8	2,033,481.70	0.43%	8.211	359	77.67	603
8.500 - 8.999	10	3,033,813.68	0.64%	8.826	358	79.58	630
9.000 - 9.499	7	2,251,550.00	0.47%	9.215	359	78.72	593
9.500 - 9.999	6	1,269,125.60	0.27%	9.720	359	74.49	575
10.000 -10.499	2	314,184.75	0.07%	10.306	359	77.28	573
10.500 -10.999	3	499,850.00	0.11%	10.659	359	73.43	595
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	323,708.00	0.07%	6.406	358	90.00	664
9.500 - 9.999	1	314,723.44	0.07%	6.650	359	70.00	642
10.000 -10.499	2	679,665.13	0.14%	7.276	359	82.15	667
11.000 -11.499	1	101,436.59	0.02%	8.350	359	50.75	562
11.500 -11.999	18	7,661,164.29	1.61%	5.954	359	78.45	649
12.000 -12.499	26	9,056,384.34	1.91%	6.428	359	79.96	649
12.500 -12.999	79	28,160,856.20	5.93%	6.810	359	80.01	631
13.000 -13.499	114	42,158,408.53	8.88%	7.244	359	77.03	626
13.500 -13.999	183	64,368,126.42	13.56%	7.795	358	78.89	626
14.000 -14.499	197	61,892,279.19	13.04%	8.244	359	80.35	616
14.500 -14.999	245	72,775,309.04	15.33%	8.724	359	80.21	608
15.000 -15.499	204	53,789,196.35	11.33%	9.240	359	79.81	609
15.500 -15.999	228	56,860,485.68	11.98%	9.711	359	82.90	615
16.000 -16.499	130	28,920,418.00	6.09%	10.196	359	83.01	606
16.500 -16.999	112	22,498,510.26	4.74%	10.740	359	82.93	609
17.000 -17.499	56	10,382,959.94	2.19%	11.217	359	83.22	610
17.500 -17.999	74	9,058,444.83	1.91%	11.698	359	84.81	616
18.000 -18.499	45	5,133,579.91	1.08%	12.172	359	84.79	621
18.500 -18.999	5	511,071.56	0.11%	12.583	359	90.00	669
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,683	465,246,611.40	98.02%	8.707	359	80.61	618
3.000	38	9,400,116.30	1.98%	8.929	358	75.36	603
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	40	9,872,116.30	2.08%	8.866	358	75.79	604
1.500	1,681	464,774,611.40	97.92%	8.708	359	80.61	618
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/09	3	882,000.00	0.19%	8.229	357	85.10	628
05/01/09	339	93,213,016.96	19.64%	8.632	358	80.76	612
06/01/09	1,154	315,312,012.88	66.43%	8.832	359	80.59	616
07/01/09	5	1,385,200.00	0.29%	9.219	360	80.11	714
05/01/10	12	3,143,470.37	0.66%	8.452	358	77.64	614
06/01/10	64	18,790,483.97	3.96%	8.691	359	81.05	623
04/01/12	5	1,213,451.08	0.26%	7.557	357	78.83	634
05/01/12	32	9,682,617.50	2.04%	7.719	358	77.80	628
06/01/12	107	31,024,474.94	6.54%	8.110	359	79.63	631
Total	1,721	474,646,727.70	100.00%	8.711	359	80.51	617

Group I Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$344,846,176	$50,384	$735,856
Average Scheduled Principal Balance	$216,204
Number of Mortgage Loans	1,595

Weighted Average Gross Coupon	8.809%	5.600%	12.700%
Weighted Average FICO Score	612	510	798
Weighted Average Combined Original LTV	79.40%	17.24%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	79.42%	17.24%	100.00%
Weighted Average Debt-to-Income	42.82%	1.99%	59.37%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	179 months	360 months
Weighted Average Seasoning	1 months	0 months	3 months

Weighted Average Gross Margin	6.091%	4.000%	9.650%
Weighted Average Minimum Interest Rate	6.152%	4.000%	10.990%
Weighted Average Maximum Interest Rate	14.909%	9.406%	18.700%
Weighted Average Initial Rate Cap	1.538%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.487%	1.000%	1.500%
Weighted Average Months to Roll	26 months	21 months	59 months

Maturity Date		Jun 1 2022	Jul 1 2037
Maximum Zip Code Concentration	0.69%	92335

ARM	74.11%
Fixed Rate	25.89%

2/28 6 MO LIBOR	31.29%
2/28 6 MO LIBOR 40/30 Balloon	16.68%
2/28 6 MO LIBOR 50/30 Balloon	15.23%
2/28 6 MO LIBOR IO	0.94%
3/27 6 MO LIBOR	1.30%
3/27 6 MO LIBOR 40/30 Balloon	0.80%
3/27 6 MO LIBOR 50/30 Balloon	1.36%
5/25 6 MO LIBOR	2.02%
5/25 6 MO LIBOR 40/30 Balloon	2.08%
5/25 6 MO LIBOR 50/30 Balloon	2.22%
5/25 6 MO LIBOR IO	0.19%
Fixed Rate 15 Yr	0.29%
Fixed Rate 20 Yr	0.10%
Fixed Rate 30 Yr	15.91%
Fixed Rate 30 Yr IO	0.26%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 40/30 Balloon	5.14%
Fixed Rate 40/30 Balloon Rate Reduction	0.04%
Fixed Rate 50/30 Balloon	4.10%

Interest Only	1.38%
Not Interest Only	98.62%

Prepay Penalty: 0 months	26.89%
Prepay Penalty: 12 months	8.29%
Prepay Penalty: 24 months	41.15%
Prepay Penalty: 30 months	0.55%
Prepay Penalty: 36 months	23.13%

First Lien	100.00%

Business Bank Statements	4.78%
Full Documentation	62.49%
Lite Documentation	0.54%
No Documentation	0.94%
Stated Income Documentation	31.25%

Cash Out Refinance	77.35%
Purchase	9.87%
Rate/Term Refinance	12.78%

2-4 Units Attached	2.87%
2-4 Units Detached	10.15%
Condo High-Rise Attached	0.30%
Condo Low-Rise Attached	2.88%
PUD Attached	1.06%
PUD Detached	8.04%
Single Family Attached	1.44%
Single Family Detached	73.26%

Non-owner	12.37%
Primary	85.18%
Second Home	2.45%

Top 5 States:
California	21.38%
Florida	10.02%
New York	8.11%
Massachusetts	6.32%
New Jersey	5.80%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	156	12,491,870.30	3.62%	10.791	357	79.72	619
100,000.01 - 150,000.00	330	41,657,365.32	12.08%	9.685	357	78.72	605
150,000.01 - 200,000.00	317	55,405,413.96	16.07%	9.004	358	78.68	609
200,000.01 - 250,000.00	270	60,804,122.17	17.63%	8.665	358	79.74	609
250,000.01 - 300,000.00	182	49,904,204.18	14.47%	8.545	358	78.94	614
300,000.01 - 350,000.00	152	49,364,563.65	14.31%	8.323	359	79.49	615
350,000.01 - 400,000.00	124	46,254,432.14	13.41%	8.335	359	79.56	616
400,000.01 - 450,000.00	43	17,833,407.47	5.17%	8.519	359	80.31	615
450,000.01 - 500,000.00	9	4,276,726.26	1.24%	8.742	359	81.40	624
500,000.01 - 550,000.00	6	3,144,546.46	0.91%	9.021	359	86.70	669
550,000.01 - 600,000.00	3	1,731,185.74	0.50%	8.748	359	84.77	635
600,000.01 - 650,000.00	2	1,242,482.32	0.36%	9.122	359	77.99	609
700,000.01 - 750,000.00	1	735,856.24	0.21%	9.300	359	77.47	590
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	2,621,782.92	0.76%	5.743	359	74.85	633
6.000 - 6.499	25	6,914,398.97	2.01%	6.369	354	74.85	645
6.500 - 6.999	86	24,225,947.84	7.03%	6.779	356	76.56	633
7.000 - 7.499	98	25,862,279.20	7.50%	7.246	359	75.92	626
7.500 - 7.999	168	42,463,304.76	12.31%	7.782	359	75.81	619
8.000 - 8.499	180	43,512,633.88	12.62%	8.240	358	79.59	610
8.500 - 8.999	233	53,897,650.50	15.63%	8.735	358	80.11	608
9.000 - 9.499	187	40,218,866.77	11.66%	9.249	358	79.30	606
9.500 - 9.999	217	43,999,786.24	12.76%	9.737	359	82.58	603
10.000 -10.499	112	20,791,653.03	6.03%	10.235	359	81.16	602
10.500 -10.999	106	18,190,482.54	5.27%	10.751	359	80.55	601
11.000 -11.499	55	7,754,507.21	2.25%	11.235	359	83.43	602
11.500 -11.999	66	8,701,342.62	2.52%	11.705	359	86.21	614
12.000 -12.499	50	5,252,449.74	1.52%	12.178	357	83.06	617
12.500 -12.999	4	439,089.99	0.13%	12.596	359	90.00	669
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	2	283,973.05	0.08%	10.033	359	74.62	511
521 - 540	8	1,606,128.11	0.47%	9.677	359	77.27	540
541 - 560	140	28,512,747.97	8.27%	9.431	359	77.56	550
561 - 580	252	57,445,150.84	16.66%	9.155	358	78.00	571
581 - 600	277	56,116,976.45	16.27%	8.917	358	77.72	590
601 - 620	285	60,896,377.76	17.66%	8.714	358	80.18	610
621 - 640	259	57,340,586.47	16.63%	8.444	358	80.67	630
641 - 660	203	43,488,252.05	12.61%	8.572	358	80.56	649
661 - 680	77	17,789,636.93	5.16%	8.474	357	79.79	669
681 - 700	48	10,292,715.28	2.98%	8.841	359	83.61	690
701 - 760	37	9,096,431.29	2.64%	8.858	359	82.42	721
761+	7	1,977,200.01	0.57%	7.191	337	70.80	782
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	33	5,550,724.90	1.61%	8.503	355	41.47	600
50.00- 54.99	29	6,132,351.22	1.78%	8.405	359	51.90	619
55.00- 59.99	34	6,733,205.50	1.95%	8.600	359	57.72	616
60.00- 64.99	71	15,792,651.29	4.58%	8.018	359	62.86	612
65.00- 69.99	90	19,922,280.60	5.78%	8.311	359	67.27	600
70.00- 74.99	131	28,157,635.05	8.17%	8.541	358	71.64	602
75.00- 79.99	188	44,955,049.72	13.04%	8.432	357	76.70	608
80.00	295	63,442,962.77	18.40%	8.773	358	80.00	611
80.01- 84.99	73	15,767,079.77	4.57%	8.707	359	83.43	605
85.00- 89.99	252	51,323,421.61	14.88%	9.128	358	85.92	615
90.00	392	85,747,826.19	24.87%	9.267	359	90.00	622
90.01- 94.99	3	527,284.41	0.15%	9.246	359	93.85	587
95.00- 99.99	3	703,730.10	0.20%	9.286	359	97.67	592
100.00	1	89,973.08	0.03%	11.800	359	100.00	562
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	33	5,550,724.90	1.61%	8.503	355	41.47	600
50.00- 54.99	27	5,811,431.14	1.69%	8.384	359	51.93	620
55.00- 59.99	34	6,733,205.50	1.95%	8.600	359	57.72	616
60.00- 64.99	72	15,933,571.37	4.62%	8.020	359	62.77	611
65.00- 69.99	90	19,922,280.60	5.78%	8.311	359	67.27	600
70.00- 74.99	132	28,337,635.05	8.22%	8.545	358	71.51	602
75.00- 79.99	188	44,955,049.72	13.04%	8.432	357	76.70	608
80.00	295	63,442,962.77	18.40%	8.773	358	80.00	611
80.01- 84.99	73	15,767,079.77	4.57%	8.707	359	83.43	605
85.00- 89.99	251	50,932,654.08	14.77%	9.107	358	85.93	616
90.00	393	86,138,593.72	24.98%	9.279	359	89.98	622
90.01- 94.99	3	527,284.41	0.15%	9.246	359	93.85	587
95.00- 99.99	3	703,730.10	0.20%	9.286	359	97.67	592
100.00	1	89,973.08	0.03%	11.800	359	100.00	562
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	7	1,009,049.02	0.29%	7.761	179	75.25	655
240	2	349,784.37	0.10%	7.935	238	76.99	630
360	1,586	343,487,342.82	99.61%	8.813	359	79.41	612
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	7	1,009,049.02	0.29%	7.761	179	75.25	655
181-240	2	349,784.37	0.10%	7.935	238	76.99	630
301-360	1,586	343,487,342.82	99.61%	8.813	359	79.41	612
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	42	6,422,387.11	1.86%	9.214	354	75.06	619
20.01 -25.00	56	9,907,039.66	2.87%	8.994	357	78.22	606
25.01 -30.00	97	18,392,658.17	5.33%	8.740	359	77.24	608
30.01 -35.00	135	26,201,294.85	7.60%	8.883	355	78.28	613
35.01 -40.00	233	46,609,251.92	13.52%	8.841	359	78.93	614
40.01 -45.00	309	65,635,522.69	19.03%	8.896	358	79.37	613
45.01 -50.00	423	96,597,967.54	28.01%	8.881	358	79.22	612
50.01 -55.00	238	61,161,067.26	17.74%	8.458	359	82.12	611
55.01 -60.00	29	6,128,647.97	1.78%	8.768	359	82.81	605
None	33	7,790,339.04	2.26%	9.124	359	74.54	633
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,162	255,562,932.34	74.11%	8.933	359	80.19	613
Fixed Rate	433	89,283,243.87	25.89%	8.455	356	77.12	611
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	568	107,902,496.85	31.29%	9.486	359	79.72	617
2/28 6 MO LIBOR 40/30 Balloon	234	57,526,334.74	16.68%	8.830	359	79.57	597
2/28 6 MO LIBOR 50/30 Balloon	198	52,527,163.39	15.23%	8.228	359	82.24	613
2/28 6 MO LIBOR IO	13	3,227,639.00	0.94%	8.128	359	76.62	628
3/27 6 MO LIBOR	24	4,494,139.54	1.30%	9.519	359	79.75	608
3/27 6 MO LIBOR 40/30 Balloon	11	2,761,203.66	0.80%	9.112	359	82.25	622
3/27 6 MO LIBOR 50/30 Balloon	16	4,678,996.34	1.36%	8.140	359	82.18	632
5/25 6 MO LIBOR	34	6,961,903.72	2.02%	8.954	359	79.08	638
5/25 6 MO LIBOR 40/30 Balloon	30	7,160,003.80	2.08%	8.117	358	80.40	627
5/25 6 MO LIBOR 50/30 Balloon	31	7,670,551.30	2.22%	7.970	359	79.74	621
5/25 6 MO LIBOR IO	3	652,500.00	0.19%	8.116	358	61.18	657
Fixed Rate 15 Yr	7	1,009,049.02	0.29%	7.761	179	75.25	655
Fixed Rate 20 Yr	2	349,784.37	0.10%	7.935	238	76.99	630
Fixed Rate 30 Yr	296	54,852,133.51	15.91%	8.735	359	77.10	610
Fixed Rate 30 Yr IO	3	888,000.00	0.26%	6.658	359	75.10	635
Fixed Rate 30 Yr Rate Reduction	1	179,886.43	0.05%	8.302	359	64.29	608
Fixed Rate 40/30 Balloon	70	17,735,166.67	5.14%	8.359	359	76.15	592
Fixed Rate 40/30 Balloon Rate Reduction	1	143,966.87	0.04%	8.750	359	90.00	651
Fixed Rate 50/30 Balloon	53	14,125,257.00	4.10%	7.662	359	78.73	633
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,576	340,078,037.21	98.62%	8.823	358	79.47	612
I/O Term: 60 months	8	1,764,489.00	0.51%	7.815	359	71.27	621
I/O Term: 120 months	11	3,003,650.00	0.87%	7.875	359	75.96	641
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	435	92,736,884.11	26.89%	9.160	358	79.02	613
Prepay Penalty: 12 months	94	28,572,637.85	8.29%	8.852	359	74.75	619
Prepay Penalty: 24 months	674	141,905,398.70	41.15%	8.846	359	80.77	609
Prepay Penalty: 30 months	8	1,884,370.37	0.55%	8.846	359	82.18	610
Prepay Penalty: 36 months	384	79,746,885.18	23.13%	8.320	357	79.00	616
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,595	344,846,176.21	100.00%	8.809	358	79.40	612
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	75	16,493,613.25	4.78%	9.337	359	84.01	605
Full Documentation	1,039	215,479,707.61	62.49%	8.477	358	79.88	605
Lite Documentation	8	1,850,771.79	0.54%	10.186	359	83.78	622
No Documentation	12	3,258,089.04	0.94%	8.691	359	75.38	707
Stated Income Documentation	461	107,763,994.52	31.25%	9.372	358	77.77	626
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,180	266,739,527.91	77.35%	8.672	358	77.97	611
Purchase	208	34,026,820.37	9.87%	9.951	359	84.99	629
Rate/Term Refinance	207	44,079,827.93	12.78%	8.757	359	83.71	610
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	33	9,888,470.68	2.87%	8.798	359	73.29	628
2-4 Units Detached	126	34,998,419.66	10.15%	9.052	359	78.25	629
Condo High-Rise Attached	6	1,035,330.57	0.30%	8.838	359	72.47	633
Condo Low-Rise Attached	47	9,945,545.28	2.88%	8.905	359	81.28	631
PUD Attached	16	3,664,807.52	1.06%	8.472	359	80.21	610
PUD Detached	123	27,736,402.24	8.04%	8.648	358	80.61	611
Single Family Attached	31	4,959,681.46	1.44%	8.891	359	80.14	605
Single Family Detached	1,213	252,617,518.80	73.26%	8.793	358	79.59	609
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	234	42,663,005.42	12.37%	10.176	359	81.89	646
Primary	1,323	293,727,513.26	85.18%	8.605	358	79.14	607
Second Home	38	8,455,657.53	2.45%	9.009	359	75.83	631
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	117	26,421,697.33	7.66%	8.915	358	75.29	594
AA	194	43,960,465.91	12.75%	9.065	358	80.11	592
AA+	1,182	253,970,843.05	73.65%	8.675	358	80.10	620
B	66	13,849,108.94	4.02%	9.703	359	75.94	587
C	28	5,113,180.63	1.48%	9.827	359	74.24	590
CC	8	1,530,880.35	0.44%	10.437	359	62.63	595
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	10	1,715,469.30	0.50%	10.018	359	87.88	617
Alaska	1	215,968.35	0.06%	10.250	359	90.00	624
Arizona	30	5,995,808.23	1.74%	8.364	359	76.47	617
Arkansas	4	384,093.53	0.11%	10.325	359	81.01	610
California	248	73,714,040.45	21.38%	8.154	358	78.26	614
Colorado	36	7,545,151.91	2.19%	8.861	359	86.44	614
Connecticut	48	10,671,473.35	3.09%	8.665	359	80.77	618
Delaware	5	1,082,440.78	0.31%	8.815	358	79.92	618
District of Columbia	5	1,448,584.75	0.42%	8.778	359	72.90	609
Florida	177	34,544,320.27	10.02%	8.903	359	77.99	605
Georgia	56	9,131,359.53	2.65%	9.601	359	84.05	604
Hawaii	18	6,616,274.41	1.92%	8.268	354	79.59	623
Idaho	8	1,312,601.91	0.38%	8.707	359	80.04	643
Illinois	45	7,758,260.49	2.25%	9.186	359	82.00	606
Indiana	30	3,238,391.68	0.94%	10.168	353	84.22	604
Iowa	3	322,828.21	0.09%	9.716	359	88.39	637
Kansas	2	340,040.42	0.10%	8.510	358	82.36	656
Kentucky	8	1,128,068.96	0.33%	9.566	359	89.38	595
Louisiana	16	2,810,072.67	0.81%	9.905	359	82.55	636
Maine	7	1,553,339.26	0.45%	8.385	338	77.32	619
Maryland	46	10,473,685.68	3.04%	8.399	357	77.14	605
Massachusetts	86	21,798,353.31	6.32%	8.476	359	79.41	619
Michigan	41	5,698,964.75	1.65%	9.952	359	84.13	608
Minnesota	9	1,557,187.71	0.45%	8.983	359	79.18	609
Mississippi	2	281,586.95	0.08%	10.467	359	90.00	564
Missouri	16	2,227,090.44	0.65%	10.289	359	87.11	614
Montana	4	916,533.35	0.27%	9.114	359	85.18	633
Nebraska	1	97,950.25	0.03%	9.350	359	89.99	644
Nevada	27	6,818,160.16	1.98%	8.078	359	77.37	614
New Hampshire	17	2,954,702.24	0.86%	9.300	359	79.97	623
New Jersey	78	19,987,530.10	5.80%	9.542	359	79.19	609
New York	93	27,955,208.09	8.11%	8.667	359	73.02	613
North Carolina	41	7,294,016.22	2.12%	9.446	359	83.29	620
Ohio	38	4,193,310.08	1.22%	10.332	357	85.12	612
Oklahoma	9	1,109,115.75	0.32%	10.260	359	84.11	624
Oregon	24	5,513,198.55	1.60%	8.382	359	81.65	610
Pennsylvania	49	8,190,424.04	2.38%	8.845	359	80.42	609
Rhode Island	3	584,097.43	0.17%	9.257	359	77.31	644
South Carolina	10	1,822,601.39	0.53%	9.584	359	78.32	606
Tennessee	27	3,603,592.78	1.04%	9.270	359	82.68	600
Texas	89	13,628,273.10	3.95%	9.269	354	80.80	604
Utah	12	2,464,873.61	0.71%	9.129	359	83.63	622
Vermont	3	534,815.45	0.16%	10.063	359	77.85	672
Virginia	43	7,634,725.22	2.21%	9.375	359	79.10	602
Washington	47	12,050,065.88	3.49%	8.609	359	80.09	619
Wisconsin	23	3,927,525.22	1.14%	9.220	359	83.44	618
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,592	344,134,488.60	99.79%	8.806	358	79.42	613
Silent 2nd	3	711,687.61	0.21%	10.467	358	69.84	575
Total	1,595	344,846,176.21	100.00%	8.809	358	79.40	612

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	62,975.56	0.02%	12.150	359	89.99	672
4.500 - 4.999	3	372,020.30	0.15%	9.700	358	83.96	598
5.000 - 5.499	33	5,763,165.58	2.26%	9.305	359	82.62	603
5.500 - 5.999	18	4,339,889.76	1.70%	7.079	359	76.95	634
6.000 - 6.499	1,023	227,052,373.94	88.84%	8.910	359	80.55	615
6.500 - 6.999	46	10,219,698.54	4.00%	9.524	359	77.21	589
7.000 - 7.499	29	5,880,358.66	2.30%	9.513	359	72.17	599
7.500 - 7.999	6	1,327,600.00	0.52%	9.276	358	79.74	585
8.000 - 8.499	1	270,000.00	0.11%	9.990	359	62.07	553
8.500 - 8.999	1	112,500.00	0.04%	10.990	359	75.00	578
9.500 - 9.999	1	162,350.00	0.06%	10.650	358	85.00	670
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	62,975.56	0.02%	12.150	359	89.99	672
4.500 - 4.999	3	372,020.30	0.15%	9.700	358	83.96	598
5.000 - 5.499	33	5,763,165.58	2.26%	9.305	359	82.62	603
5.500 - 5.999	18	4,339,889.76	1.70%	7.079	359	76.95	634
6.000 - 6.499	1,012	223,974,353.37	87.64%	8.919	359	80.60	615
6.500 - 6.999	42	8,817,698.54	3.45%	9.641	359	77.53	589
7.000 - 7.499	21	4,446,271.10	1.74%	9.434	359	71.58	594
7.500 - 7.999	3	937,000.00	0.37%	8.373	358	78.80	616
8.000 - 8.499	8	2,033,481.70	0.80%	8.211	359	77.67	603
8.500 - 8.999	7	1,780,241.68	0.70%	8.751	358	76.41	612
9.000 - 9.499	4	1,068,000.00	0.42%	9.173	358	75.02	594
9.500 - 9.999	5	1,153,800.00	0.45%	9.722	359	72.94	573
10.000 -10.499	2	314,184.75	0.12%	10.306	359	77.28	573
10.500 -10.999	3	499,850.00	0.20%	10.659	359	73.43	595
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	323,708.00	0.13%	6.406	358	90.00	664
9.500 - 9.999	1	314,723.44	0.12%	6.650	359	70.00	642
10.000 -10.499	2	679,665.13	0.27%	7.276	359	82.15	667
11.000 -11.499	1	101,436.59	0.04%	8.350	359	50.75	562
11.500 -11.999	9	2,864,730.58	1.12%	6.199	359	76.48	629
12.000 -12.499	10	2,568,272.26	1.00%	6.509	359	77.47	639
12.500 -12.999	48	13,302,604.46	5.21%	6.813	359	79.99	628
13.000 -13.499	59	15,175,112.78	5.94%	7.232	359	76.83	624
13.500 -13.999	106	27,976,550.27	10.95%	7.809	359	76.42	624
14.000 -14.499	138	34,667,231.58	13.57%	8.252	359	80.88	611
14.500 -14.999	163	39,663,958.71	15.52%	8.727	359	80.67	609
15.000 -15.499	154	33,618,195.04	13.15%	9.239	359	78.90	607
15.500 -15.999	163	34,041,826.17	13.32%	9.722	359	82.46	608
16.000 -16.499	93	18,668,943.66	7.31%	10.207	359	81.07	605
16.500 -16.999	82	14,695,354.53	5.75%	10.723	359	80.50	603
17.000 -17.499	34	5,304,555.62	2.08%	11.237	359	84.26	602
17.500 -17.999	52	6,700,916.84	2.62%	11.678	359	85.94	620
18.000 -18.499	42	4,456,056.69	1.74%	12.184	359	84.15	621
18.500 -18.999	4	439,089.99	0.17%	12.596	359	90.00	669
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,134	249,156,209.89	97.49%	8.934	359	80.34	613
3.000	28	6,406,722.45	2.51%	8.903	358	74.36	598
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	30	6,878,722.45	2.69%	8.814	358	75.04	600
1.500	1,132	248,684,209.89	97.31%	8.936	359	80.34	613
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/09	2	432,000.00	0.17%	8.582	357	80.00	570
05/01/09	220	48,802,313.70	19.10%	8.843	358	80.10	606
06/01/09	789	171,726,120.28	67.20%	9.038	359	80.27	612
07/01/09	2	223,200.00	0.09%	12.265	360	87.74	639
05/01/10	6	1,183,026.31	0.46%	8.609	358	79.04	615
06/01/10	45	10,751,313.23	4.21%	8.915	359	81.53	621
04/01/12	5	1,213,451.08	0.47%	7.557	357	78.83	634
05/01/12	21	4,858,545.90	1.90%	7.867	358	75.89	624
06/01/12	72	16,372,961.84	6.41%	8.519	359	80.22	631
Total	1,162	255,562,932.34	100.00%	8.933	359	80.19	613

Group II Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$255,153,824	$49,980	$1,573,922
Average Scheduled Principal Balance	$372,487
Number of Mortgage Loans	685

Weighted Average Gross Coupon	8.414%	5.600%	12.500%
Weighted Average FICO Score	622	516	814
Weighted Average Combined Original LTV	80.70%	21.01%	99.56%
Weighted Average Combined Original LTV w/Silent 2nds	80.77%	21.01%	99.56%
Weighted Average Debt-to-Income	43.01%	5.96%	57.63%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	178 months	360 months
Weighted Average Seasoning	1 months	0 months	3 months

Weighted Average Gross Margin	6.074%	2.750%	8.200%
Weighted Average Minimum Interest Rate	6.099%	2.750%	9.700%
Weighted Average Maximum Interest Rate	14.459%	11.600%	18.500%
Weighted Average Initial Rate Cap	1.520%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.493%	1.000%	1.500%
Weighted Average Months to Roll	27 months	21 months	59 months

Maturity Date		May 1 2022	Jul 1 2037
Maximum Zip Code Concentration	0.63%	91001

ARM	85.86%
Fixed Rate	14.14%

2/13 6 MO LIBOR	0.17%
2/28 6 MO LIBOR	25.93%
2/28 6 MO LIBOR 40/30 Balloon	18.49%
2/28 6 MO LIBOR 50/30 Balloon	28.43%
2/28 6 MO LIBOR IO	1.29%
3/27 6 MO LIBOR	1.80%
3/27 6 MO LIBOR 40/30 Balloon	0.70%
3/27 6 MO LIBOR 50/30 Balloon	1.01%
3/27 6 MO LIBOR IO	0.42%
5/25 6 MO LIBOR	1.67%
5/25 6 MO LIBOR 40/30 Balloon	1.40%
5/25 6 MO LIBOR 50/30 Balloon	4.46%
5/25 6 MO LIBOR IO	0.10%
Fixed Rate 15 Yr	0.37%
Fixed Rate 30 Yr	7.86%
Fixed Rate 30 Yr IO	0.27%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 40/30 Balloon	2.75%
Fixed Rate 50/30 Balloon	2.83%

Interest Only	2.08%
Not Interest Only	97.92%

Prepay Penalty: 0 months	26.90%
Prepay Penalty: 12 months	9.71%
Prepay Penalty: 24 months	44.84%
Prepay Penalty: 36 months	18.55%

First Lien	100.00%

Business Bank Statements	10.90%
Full Documentation	52.33%
Lite Documentation	0.22%
No Documentation	2.34%
Stated Income Documentation	34.20%

Cash Out Refinance	58.14%
Purchase	33.87%
Rate/Term Refinance	7.99%

2-4 Units Attached	1.93%
2-4 Units Detached	5.56%
Condo Conversion Attached	0.42%
Condo High-Rise Attached	1.56%
Condo Low-Rise Attached	3.54%
PUD Attached	0.34%
PUD Detached	14.98%
Single Family Attached	0.83%
Single Family Detached	70.83%

Non-owner	3.78%
Primary	93.56%
Second Home	2.66%

Top 5 States:
California	34.58%
New York	13.51%
Florida	10.02%
Texas	3.97%
New Jersey	3.72%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	4	199,950.57	0.08%	10.794	359	56.74	626
50,000.01 - 100,000.00	68	5,171,095.81	2.03%	10.310	359	76.61	620
100,000.01 - 150,000.00	89	10,948,580.03	4.29%	9.486	357	80.77	602
150,000.01 - 200,000.00	83	14,549,767.69	5.70%	8.668	356	80.51	605
200,000.01 - 250,000.00	51	11,392,737.10	4.47%	9.075	355	83.82	608
250,000.01 - 300,000.00	35	9,621,296.54	3.77%	8.381	359	80.74	618
300,000.01 - 350,000.00	33	10,616,645.91	4.16%	8.669	359	83.08	622
350,000.01 - 400,000.00	12	4,390,733.92	1.72%	8.633	359	86.79	622
400,000.01 - 450,000.00	56	24,129,221.70	9.46%	8.441	352	81.10	611
450,000.01 - 500,000.00	52	24,755,674.10	9.70%	8.044	359	80.61	620
500,000.01 - 550,000.00	50	26,297,309.72	10.31%	8.321	359	82.86	628
550,000.01 - 600,000.00	35	20,201,025.22	7.92%	8.191	359	83.52	633
600,000.01 - 650,000.00	29	18,195,824.97	7.13%	7.960	359	81.54	621
650,000.01 - 700,000.00	22	14,849,483.61	5.82%	8.169	359	82.10	635
700,000.01 - 750,000.00	18	13,143,713.40	5.15%	8.480	359	78.58	620
750,000.01 - 800,000.00	8	6,150,624.98	2.41%	8.836	358	84.97	642
800,000.01 - 850,000.00	7	5,815,462.21	2.28%	8.154	359	82.18	617
850,000.01 - 900,000.00	7	6,174,940.04	2.42%	8.419	359	77.74	644
900,000.01 - 950,000.00	6	5,611,020.20	2.20%	8.636	359	74.53	614
950,000.01 - 1,000,000.00	6	5,913,818.88	2.32%	7.906	359	78.98	606
1,000,000.01+	14	17,024,897.19	6.67%	7.863	359	71.22	637
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	4,735,247.79	1.86%	5.770	359	79.56	661
6.000 - 6.499	22	9,446,807.35	3.70%	6.306	355	76.61	651
6.500 - 6.999	47	22,546,684.98	8.84%	6.805	359	79.64	633
7.000 - 7.499	68	32,766,258.83	12.84%	7.248	359	77.56	624
7.500 - 7.999	91	40,512,518.01	15.88%	7.800	356	80.69	627
8.000 - 8.499	71	30,077,710.56	11.79%	8.235	359	79.82	619
8.500 - 8.999	96	36,415,896.78	14.27%	8.736	359	79.92	609
9.000 - 9.499	62	23,497,127.03	9.21%	9.240	355	81.06	612
9.500 - 9.999	74	23,916,892.53	9.37%	9.725	358	83.49	621
10.000 -10.499	46	11,468,385.33	4.49%	10.225	359	85.99	606
10.500 -10.999	40	9,540,858.03	3.74%	10.778	359	87.14	619
11.000 -11.499	27	5,588,799.81	2.19%	11.192	359	82.10	615
11.500 -11.999	29	3,891,131.97	1.53%	11.780	359	84.41	621
12.000 -12.499	3	677,523.22	0.27%	12.087	359	89.00	621
12.500 -12.999	1	71,981.57	0.03%	12.500	359	90.00	669
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	2	606,420.06	0.24%	7.832	359	74.50	517
521 - 540	4	1,126,979.21	0.44%	8.939	359	72.96	540
541 - 560	52	16,696,338.23	6.54%	9.048	358	78.30	551
561 - 580	97	33,253,952.89	13.03%	8.808	359	77.94	570
581 - 600	113	34,247,816.51	13.42%	8.537	358	79.43	590
601 - 620	117	44,524,938.02	17.45%	8.456	359	82.11	609
621 - 640	106	41,528,430.77	16.28%	8.342	357	82.24	630
641 - 660	80	32,591,629.03	12.77%	7.977	355	80.07	648
661 - 680	58	26,793,380.27	10.50%	8.056	359	80.31	670
681 - 700	24	10,911,116.54	4.28%	8.174	359	83.97	690
701 - 760	26	10,230,819.63	4.01%	8.288	359	85.71	721
761+	6	2,642,002.63	1.04%	8.727	359	82.43	786
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	17	4,813,382.40	1.89%	7.471	352	44.29	622
50.00- 54.99	10	1,980,416.27	0.78%	8.234	359	53.14	590
55.00- 59.99	15	6,105,571.91	2.39%	8.750	355	57.35	615
60.00- 64.99	19	6,288,204.08	2.46%	8.261	359	62.62	597
65.00- 69.99	30	12,334,267.27	4.83%	8.187	359	67.43	612
70.00- 74.99	45	20,568,733.30	8.06%	7.808	359	72.00	609
75.00- 79.99	54	24,594,914.90	9.64%	8.114	359	76.53	615
80.00	135	50,683,573.41	19.86%	8.161	356	80.00	622
80.01- 84.99	23	9,682,352.33	3.79%	8.116	359	83.56	618
85.00- 89.99	105	41,848,220.31	16.40%	8.392	358	86.13	626
90.00	229	75,519,848.60	29.60%	8.987	359	90.00	630
90.01- 94.99	2	644,787.45	0.25%	8.062	358	91.77	596
95.00- 99.99	1	89,551.56	0.04%	9.050	359	99.56	619
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	17	4,813,382.40	1.89%	7.471	352	44.29	622
50.00- 54.99	10	1,980,416.27	0.78%	8.234	359	53.14	590
55.00- 59.99	14	5,372,009.01	2.11%	8.382	355	57.10	624
60.00- 64.99	19	6,288,204.08	2.46%	8.261	359	62.62	597
65.00- 69.99	30	12,334,267.27	4.83%	8.187	359	67.43	612
70.00- 74.99	45	20,568,733.30	8.06%	7.808	359	72.00	609
75.00- 79.99	53	24,508,689.85	9.61%	8.100	359	76.54	615
80.00	136	51,417,136.31	20.15%	8.208	356	79.70	621
80.01- 84.99	23	9,682,352.33	3.79%	8.116	359	83.56	618
85.00- 89.99	106	41,934,445.36	16.43%	8.399	358	86.11	626
90.00	229	75,519,848.60	29.60%	8.987	359	90.00	630
90.01- 94.99	2	644,787.45	0.25%	8.062	358	91.77	596
95.00- 99.99	1	89,551.56	0.04%	9.050	359	99.56	619
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	5	1,374,444.26	0.54%	8.271	179	74.71	625
360	680	253,779,379.53	99.46%	8.415	359	80.73	622
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	5	1,374,444.26	0.54%	8.271	179	74.71	625
301-360	680	253,779,379.53	99.46%	8.415	359	80.73	622
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	34	10,137,173.69	3.97%	8.876	359	82.64	610
20.01 -25.00	24	7,081,231.96	2.78%	8.508	359	71.51	617
25.01 -30.00	37	9,330,252.50	3.66%	8.842	359	80.56	615
30.01 -35.00	54	16,367,550.66	6.41%	8.198	359	77.60	622
35.01 -40.00	100	28,223,429.50	11.06%	8.656	356	81.31	626
40.01 -45.00	127	47,588,080.81	18.65%	8.455	359	80.54	621
45.01 -50.00	164	71,272,337.01	27.93%	8.478	358	80.54	624
50.01 -55.00	109	50,073,892.72	19.62%	7.976	356	81.79	614
55.01 -60.00	15	7,633,860.31	2.99%	8.165	359	86.00	601
None	21	7,446,014.63	2.92%	9.050	359	81.17	682
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	559	219,083,795.36	85.86%	8.453	358	80.87	622
Fixed Rate	126	36,070,028.43	14.14%	8.178	354	79.63	617
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	1	434,727.70	0.17%	7.890	179	80.00	641
2/28 6 MO LIBOR	231	66,153,135.64	25.93%	9.082	359	81.83	627
2/28 6 MO LIBOR 40/30 Balloon	110	47,182,191.37	18.49%	8.567	359	79.83	611
2/28 6 MO LIBOR 50/30 Balloon	141	72,545,301.15	28.43%	8.097	359	81.74	622
2/28 6 MO LIBOR IO	5	3,293,240.00	1.29%	7.169	359	71.32	651
3/27 6 MO LIBOR	13	4,583,336.61	1.80%	8.504	359	75.99	597
3/27 6 MO LIBOR 40/30 Balloon	3	1,774,892.09	0.70%	8.443	359	79.80	655
3/27 6 MO LIBOR 50/30 Balloon	7	2,576,136.10	1.01%	8.181	359	83.09	614
3/27 6 MO LIBOR IO	2	1,065,250.00	0.42%	8.267	359	87.39	694
5/25 6 MO LIBOR	15	4,261,627.24	1.67%	8.038	359	77.23	631
5/25 6 MO LIBOR 40/30 Balloon	8	3,581,238.10	1.40%	7.578	359	70.87	629
5/25 6 MO LIBOR 50/30 Balloon	22	11,372,719.36	4.46%	7.473	359	82.60	634
5/25 6 MO LIBOR IO	1	260,000.00	0.10%	8.650	359	74.29	632
Fixed Rate 15 Yr	4	939,716.56	0.37%	8.447	179	72.26	618
Fixed Rate 30 Yr	80	20,062,796.79	7.86%	8.399	359	79.50	616
Fixed Rate 30 Yr IO	2	685,350.00	0.27%	6.495	359	63.78	701
Fixed Rate 30 Yr Rate Reduction	1	129,542.36	0.05%	9.975	359	80.00	566
Fixed Rate 40/30 Balloon	20	7,021,915.57	2.75%	8.155	359	78.53	603
Fixed Rate 50/30 Balloon	19	7,230,707.15	2.83%	7.678	358	83.53	630
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	675	249,849,983.79	97.92%	8.436	358	80.85	621
I/O Term: 60 months	6	2,566,600.00	1.01%	7.166	359	84.52	662
I/O Term: 120 months	4	2,737,240.00	1.07%	7.571	359	63.59	668
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	163	68,630,622.88	26.90%	8.944	358	80.34	623
Prepay Penalty: 12 months	50	24,777,348.47	9.71%	8.392	359	79.24	629
Prepay Penalty: 24 months	326	114,423,504.92	44.84%	8.355	358	81.59	618
Prepay Penalty: 36 months	146	47,322,347.52	18.55%	7.800	357	79.84	624
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	685	255,153,823.79	100.00%	8.414	358	80.70	622
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	59	27,819,725.73	10.90%	8.434	356	79.92	610
Full Documentation	406	133,532,138.38	52.33%	8.058	358	81.86	609
Lite Documentation	2	572,609.31	0.22%	7.930	359	77.76	654
No Documentation	18	5,969,214.63	2.34%	9.038	359	80.81	697
Stated Income Documentation	200	87,260,135.74	34.20%	8.914	358	79.18	639
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	341	148,352,523.75	58.14%	8.205	358	78.51	616
Purchase	289	86,408,274.44	33.87%	8.850	357	84.53	631
Rate/Term Refinance	55	20,393,025.60	7.99%	8.085	359	80.36	621
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	9	4,927,762.30	1.93%	8.806	359	85.75	630
2-4 Units Detached	31	14,194,383.62	5.56%	8.714	359	83.93	653
Condo Conversion Attached	5	1,077,589.64	0.42%	10.087	359	83.46	631
Condo High-Rise Attached	7	3,981,991.08	1.56%	8.315	359	81.60	662
Condo Low-Rise Attached	26	9,024,581.53	3.54%	8.565	359	75.76	621
PUD Attached	6	879,806.52	0.34%	8.369	359	77.16	597
PUD Detached	91	38,223,935.83	14.98%	8.362	356	81.36	615
Single Family Attached	9	2,122,420.63	0.83%	8.058	359	69.50	616
Single Family Detached	501	180,721,352.64	70.83%	8.380	358	80.53	620
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	49	9,637,300.63	3.78%	9.924	359	82.74	656
Primary	624	238,728,086.65	93.56%	8.358	358	80.79	619
Second Home	12	6,788,436.51	2.66%	8.256	359	74.47	656
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	26	9,441,369.21	3.70%	8.817	359	79.98	597
AA	64	24,855,584.44	9.74%	8.783	359	81.61	598
AA+	566	213,690,962.10	83.75%	8.315	358	80.85	627
B	18	5,328,335.24	2.09%	9.368	359	76.60	595
C	8	1,288,063.69	0.50%	9.606	359	67.96	567
CC	3	549,509.11	0.22%	11.511	359	62.11	567
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	7	985,370.44	0.39%	9.272	359	84.57	596
Arizona	16	6,864,716.93	2.69%	8.263	359	76.55	619
Arkansas	2	429,922.37	0.17%	10.340	359	90.00	579
California	164	88,243,195.22	34.58%	7.871	359	80.67	624
Colorado	17	7,554,324.78	2.96%	8.552	359	84.20	632
Connecticut	8	3,829,037.71	1.50%	8.662	359	73.90	614
Delaware	1	499,743.49	0.20%	9.300	359	77.52	566
Florida	91	25,576,958.09	10.02%	8.308	359	78.68	619
Georgia	9	3,392,185.05	1.33%	9.170	359	82.34	647
Hawaii	10	5,469,260.47	2.14%	7.264	359	81.40	610
Idaho	2	941,323.18	0.37%	9.390	359	90.00	663
Illinois	10	2,582,567.80	1.01%	9.632	359	84.82	612
Indiana	12	1,627,832.05	0.64%	10.960	358	88.09	655
Iowa	2	163,339.59	0.06%	10.839	359	74.80	583
Kentucky	4	477,917.72	0.19%	10.766	359	89.98	606
Louisiana	6	1,833,841.01	0.72%	9.336	358	82.07	583
Maine	10	3,233,560.42	1.27%	9.628	359	74.14	595
Maryland	17	5,541,699.88	2.17%	8.063	359	79.56	596
Massachusetts	21	8,998,640.96	3.53%	8.975	359	78.66	615
Michigan	22	3,083,543.23	1.21%	10.275	359	86.25	614
Minnesota	3	745,515.30	0.29%	9.396	359	86.80	623
Mississippi	1	193,462.60	0.08%	8.700	358	90.00	587
Missouri	4	334,750.72	0.13%	10.573	359	85.74	628
Montana	1	77,084.02	0.03%	9.750	359	80.00	647
Nevada	8	2,827,555.54	1.11%	8.175	347	78.87	593
New Hampshire	4	1,565,257.45	0.61%	9.616	359	87.35	630
New Jersey	18	9,501,947.29	3.72%	8.977	359	83.36	613
New York	64	34,466,985.11	13.51%	8.294	359	80.35	643
North Carolina	3	480,910.55	0.19%	9.756	359	90.00	614
Ohio	10	1,317,960.65	0.52%	10.795	359	87.58	636
Oklahoma	2	379,674.47	0.15%	11.365	359	90.00	586
Oregon	6	2,390,198.67	0.94%	9.333	359	85.06	657
Pennsylvania	22	3,632,181.66	1.42%	9.080	359	78.17	598
Rhode Island	1	579,655.80	0.23%	8.600	359	80.00	626
South Carolina	5	1,537,839.88	0.60%	9.894	359	90.00	619
South Dakota	3	432,339.60	0.17%	9.307	359	87.84	625
Tennessee	6	1,170,987.83	0.46%	8.301	359	72.39	603
Texas	51	10,131,923.77	3.97%	9.335	338	81.28	607
Utah	7	2,136,147.24	0.84%	8.116	359	83.72	625
Vermont	1	196,738.54	0.08%	7.700	359	81.32	614
Virginia	18	5,684,901.89	2.23%	8.744	359	76.54	602
Washington	10	2,626,841.92	1.03%	8.002	359	83.28	609
Wisconsin	6	1,413,982.90	0.55%	9.541	359	87.81	583
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	682	253,785,010.35	99.46%	8.400	358	80.75	622
Silent 2nd	3	1,368,813.44	0.54%	11.100	359	70.53	560
Total	685	255,153,823.79	100.00%	8.414	358	80.70	622

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	319,369.46	0.15%	6.750	359	90.00	705
5.000 - 5.499	11	2,381,961.54	1.09%	8.228	359	83.32	616
5.500 - 5.999	12	6,651,021.65	3.04%	6.624	359	76.75	663
6.000 - 6.499	504	196,103,459.84	89.51%	8.499	358	81.20	622
6.500 - 6.999	19	8,219,248.60	3.75%	8.593	358	75.27	608
7.000 - 7.499	9	4,236,412.27	1.93%	9.005	359	80.31	607
7.500 - 7.999	1	488,750.00	0.22%	9.300	359	85.00	627
8.000 - 8.499	2	683,572.00	0.31%	8.976	359	81.75	616
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	319,369.46	0.15%	6.750	359	90.00	705
5.000 - 5.499	11	2,381,961.54	1.09%	8.228	359	83.32	616
5.500 - 5.999	11	6,035,021.65	2.75%	6.627	359	76.96	666
6.000 - 6.499	502	195,756,134.24	89.35%	8.498	358	81.20	622
6.500 - 6.999	18	7,603,248.60	3.47%	8.433	359	73.35	600
7.000 - 7.499	8	3,985,612.27	1.82%	8.980	359	80.33	609
7.500 - 7.999	1	450,000.00	0.21%	7.890	357	90.00	684
8.500 - 8.999	3	1,253,572.00	0.57%	8.933	358	84.07	654
9.000 - 9.499	3	1,183,550.00	0.54%	9.253	359	82.06	593
9.500 - 9.999	1	115,325.60	0.05%	9.700	359	90.00	595
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	9	4,796,433.71	2.19%	5.808	359	79.63	660
12.000 -12.499	16	6,488,112.08	2.96%	6.395	359	80.95	653
12.500 -12.999	31	14,858,251.74	6.78%	6.807	359	80.04	634
13.000 -13.499	55	26,983,295.75	12.32%	7.250	359	77.15	627
13.500 -13.999	77	36,391,576.15	16.61%	7.783	357	80.79	627
14.000 -14.499	59	27,225,047.61	12.43%	8.234	359	79.67	622
14.500 -14.999	82	33,111,350.33	15.11%	8.720	359	79.66	607
15.000 -15.499	50	20,171,001.31	9.21%	9.241	359	81.33	611
15.500 -15.999	65	22,818,659.51	10.42%	9.695	359	83.56	625
16.000 -16.499	37	10,251,474.34	4.68%	10.175	359	86.53	608
16.500 -16.999	30	7,803,155.73	3.56%	10.771	359	87.49	622
17.000 -17.499	22	5,078,404.32	2.32%	11.196	359	82.14	618
17.500 -17.999	22	2,357,527.99	1.08%	11.754	359	81.58	606
18.000 -18.499	3	677,523.22	0.31%	12.087	359	89.00	621
18.500 -18.999	1	71,981.57	0.03%	12.500	359	90.00	669
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	549	216,090,401.51	98.63%	8.446	358	80.92	622
3.000	10	2,993,393.85	1.37%	8.985	358	77.50	616
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	10	2,993,393.85	1.37%	8.985	358	77.50	616
1.500	549	216,090,401.51	98.63%	8.446	358	80.92	622
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/09	1	450,000.00	0.21%	7.890	357	90.00	684
05/01/09	119	44,410,703.26	20.27%	8.401	358	81.48	618
06/01/09	365	143,585,892.60	65.54%	8.586	358	80.99	621
07/01/09	3	1,162,000.00	0.53%	8.633	360	78.65	729
05/01/10	6	1,960,444.06	0.89%	8.358	358	76.79	614
06/01/10	19	8,039,170.74	3.67%	8.392	359	80.42	624
05/01/12	11	4,824,071.60	2.20%	7.569	358	79.72	632
06/01/12	35	14,651,513.10	6.69%	7.653	359	78.98	633
Total	559	219,083,795.36	100.00%	8.453	358	80.87	622